EXHIBIT 10.40

[PHILLIPS-VAN HEUSEN CORPORATION LETTERHEAD]

November 19, 2008

[Name of Grantee]

[Address]

Dear [Grantee]:

In order to insure documentary compliance with Section 409A of the Internal Revenue Code of 1986 and the Final Regulations promulgated under Section 409A (and thus avoid adverse tax consequences to you), certain amendments are required to your outstanding restricted stock unit award agreements under the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan (the “Plan”).  Capitalized terms that are used in this letter and not otherwise defined herein shall have the meanings ascribed to them in the Plan or the applicable award agreement.  Your outstanding award agreements are dated [           ] and [              ].

Effective as of the Date of Grant, each of your outstanding award agreements is hereby amended as follows:

1.

The first paragraph of Paragraph 2(b) is amended so that it shall read as follows: “The vested portion of this Award shall be settled as soon as practicable following the vesting date set forth in the Vesting Schedule, but in no event later than March 15 of the year following the year in which the Award vests; provided, however, that if the Grantee shall be or become eligible for Retirement at any time following the date of grant (as set forth above) and prior to the vesting date(s) set forth in the Vesting Schedule, then upon the vesting of any portion of this Award, the vested portion shall be settled on the fifth business day following the applicable vesting date in the Vesting Schedule or as soon as practicable after such fifth business day, but in no event later than December 31st of the calendar year in which such fifth business day occurs.  Notwithstanding anything in the foregoing to the contrary, the Award may vest and be payable upon termination of employment as provided in Paragraph 3 or upon a Change in Control as provided in Paragraph 4.”

2.

The parenthetical in Paragraph 2(c) is hereby amended by replacing therein the reference to “Paragraph 4” with “Paragraph 5”.

3.

The first paragraph of Paragraph 3 is amended so that it shall read as follows: “In the event (i) the Grantee’s employment with the Company and its Subsidiaries is terminated prior to the vesting date(s) set forth in the Vesting Schedule due to the Grantee’s Retirement or (ii) of the Grantee’s death, the Award shall become 100% vested on the date of such termination of employment or death and shall be settled on (x) the fifth business day after the Grantee’s separation from service by reason of Retirement or (y) the 31st day following the date of the Grantee’s death, as the case may be, or as soon as practicable after such fifth business day or 31st day, as applicable, but in no event later than December 31st of the calendar year in which such fifth business day or 31st day occurs; provided, however, that this Award shall be forfeited immediately if the Grantee retires prior to December 31 of the year in which this Award was granted.”

4.

The following is hereby added as a new Paragraph 4 and each subsequent Paragraph is renumbered accordingly:

Settlement on Change in Control.  Notwithstanding anything herein to the contrary, upon a Change in Control, the Award shall become 100% vested and non-forfeitable and shall be settled within 30 days following such Change in Control.

5.

Paragraph 6(i) (after giving effect to the renumbering set forth above) is amended so that it shall read as follows: “The provisions of this Agreement and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service.  Notwithstanding the foregoing, in the event any settlement of the Award hereunder constitutes “deferred compensation” within the meaning of Section 409A of the Code, and the Grantee is a “specified employee” (as determined under the Company's policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A of the Code), the date for settlement shall be the earlier of (i) death or (ii) the later of (x) the date that settlement would otherwise be made hereunder or (y) the first business day of the sixth month following the date of the Grantee's separation from service.”

Except as expressly herein amended, the terms and conditions of each of your outstanding award agreements shall remain in full force and effect.  We have attached the form of the Restricted Stock Unit Award Agreement that you have entered into.

Your signature at the end of this letter shall constitute your acceptance of the foregoing amendment to each of your award agreements.

PHILLIPS-VAN HEUSEN CORPORATION

By: _________________________________

Accepted by:

____________________________________

[Name of Grantee]

Date: ___________________________